Exhibit 99.1

For Release April 21, 2026

Contact: Casey Reese

615-571-2992 | media@nhccare.com

NHC TO ACQUIRE THIRTY-FIVE NHI FACILITIES

MURFREESBORO, TN. (April 21, 2026) –National Healthcare Corporation (NYSE American: NHC), a national leader in senior care, announced entry into a Purchase and Sale Agreement to acquire the real estate of thirty-two skilled nursing facilities and three independent living facilities from National Health Investors, Inc. and its affiliates (“NHI”). The purchase price is $560 million. NHC, through affiliates, has been leasing and operating the facilities under a Master Agreement to Lease with NHI.

“The acquisition of this real estate will be a milestone in our operational strategy, providing the Company with maximum flexibility to execute our long-term vision. We expect this transaction to be accretive to both earnings and cash flow, reinforcing our commitment to disciplined capital allocation and enhancing long-term shareholder value,” said Steve Flatt, Chief Executive Officer of NHC.

The facilities subject to the agreement are located in Alabama, Florida, Kentucky, Missouri, South Carolina, Tennessee, and Virginia. NHC currently operates and will continue to operate all of these facilities, except four Florida skilled nursing facilities. The four Florida skilled nursing facilities will continue to be subject to a third-party operator’s lease after the closing of the transaction. NHC operates multiple skilled nursing facilities, assisted living and independent living communities, as well as homecare and hospice operations within this geographic footprint. The acquisition will complement NHC’s current asset portfolio within these regions.

“Each of these facilities is located in a critical area of NHC’s operating footprint and represents an important link in our continuum of care model. We are pleased to have reached agreement with NHI on the purchase and sale of these facilities and look forward to being able to continue to provide our patients with exceptional care in these locations,” Mr. Flatt continued.

The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

About National HealthCare Corporation

NHC affiliates operate for themselves and third parties 80 skilled nursing facilities with 10,329 beds. NHC affiliates also operate 26 assisted living communities with 1,413 units, nine independent living communities with 777 units, three behavioral health hospitals, 34 homecare agencies, and 33 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. All statements regarding our intentions, plans, and expectations concerning the Purchase and Sale Agreement and the transactions contemplated thereby, including the consummation of the proposed transaction and the expected timing thereof, and the potential benefits to NHC and its shareholders, and any other statements that are not statements of historical fact, including, without limitation, those statements containing words such as “expect,” “believe,” “anticipate,” “continue,” “complement,” “may,” “will,” or the negative version of these words and similar expressions, are forward-looking statements. NHC cautions investors that forward-looking statements are based on current expectations and assumptions that are subject to significant risks and uncertainties and are not guarantees of future performance. Actual results, performance, or achievements could differ materially from those expressed or implied by any forward-looking statement as a result of various risks and uncertainties, including, without limitation: NHC’s right to terminate the Purchase and Sale Agreement for any or no reason during a review period; the terms available for a new credit facility to utilize in paying the purchase price; the future actions of NHI and its affiliates, which NHC does not control; conditions to the closing of the proposed transaction may not be satisfied; the proposed transaction may involve unexpected costs, liabilities, or delays; the ability to complete the proposed transaction within the expected timeframe, or at all; the occurrence of any event, change or other circumstances that could give rise to termination of Purchase and Sale Agreement and the loss of deposits toward the purchase price that NHC is required to make prior to the closing date; liabilities and other claims asserted against NHC and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries, the ability of third parties for whom NHC has guaranteed debt to refinance certain short-term debt obligations; and other risks and uncertainties described in NHC’s reports and other filings with the Securities Exchange Commission (“SEC”), including NHC’s Annual Report on Form 10-K for the year ended December 31, 2025. NHC cautions investors not to place undue reliance on forward-looking statements, which are qualified in their entirety by this cautionary statement. NHC expressly disclaims any obligation to update its forward-looking statements, which speak only as of the date of this press release, whether as result of new information, future events or otherwise, except as required by applicable law.